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BANC ONE CORPORATION and Subsidiaries
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(2) $(thousands)
                                                                      EXHIBIT 12

                                                                                      YEARS ENDED DECEMBER 31,
                                                                ------------------------------------------------------------------
                                                                   1994           1993          1992         1991          1990
                                                                ----------     ----------    ----------   ----------    ----------
CALCULATION EXCLUDING INTEREST ON DEPOSITS:
 EARNINGS:
  Income before income taxes and change in
  accounting principle and equity in earnings of
  Bank One, Texas, NA(1)                                        $1,518,852     $1,770,712    $1,341,249   $  928,947    $  727,310
  Fixed charges                                                    633,569        348,327       321,402      419,274       467,263
  Less: Capitalized interest                                        (1,000)          (652)       (1,199)      (1,732)       (2,181)
                                                                ----------     ----------    ----------   ----------    ----------
 Earnings                                                       $2,151,421     $2,118,387    $1,661,452   $1,346,489    $1,192,392
                                                                ==========     ==========    ==========   ==========    ==========

FIXED CHARGES:
 Interest expense, including interest factor
  of capitalized leases and amortization of
  deferred debt expense                                         $  575,734     $  298,857    $  278,615   $  379,708    $  433,953
 Portion of rental payments under operating
  leases deemed to be interest                                      57,835         49,470        42,787       39,566        33,310
                                                                ----------     ----------    ----------   ----------    ----------
Fixed charges                                                   $  633,569     $  348,327    $  321,402   $  419,274    $  467,263
                                                                ==========     ==========    ==========   ==========    ==========

RATIO OF EARNINGS TO FIXED CHARGES EXCLUDING
 INTEREST ON DEPOSITS                                                 3.40 x         6.08 x        5.17 x       3.21 x        2.55 x

CALCULATION INCLUDING INTEREST ON DEPOSITS:
 EARNINGS:
  Income before income taxes and change in
  accounting principle and equity in earnings of
  Bank One, Texas, NA(1)                                        $1,518,852     $1,770,712    $1,341,249   $  928,947    $  727,310
  Fixed charges                                                  2,307,832      1,826,018     2,318,274    2,955,918     3,115,412
  Less: Capitalized interest                                        (1,000)          (652)       (1,199)      (1,732)       (2,181)
                                                                ----------     ----------    ----------   ----------    ----------
Earnings                                                        $3,825,684     $3,596,078    $3,658,324   $3,883,133    $3,840,541
                                                                ==========     ==========    ==========   ==========    ==========


FIXED CHARGES:
 As detailed above                                              $  633,569     $  348,327    $  321,402   $  419,274    $  467,263
 Interest on deposits                                            1,674,263      1,477,691     1,996,872    2,536,644     2,648,149
                                                                ----------     ----------    ----------   ----------    ----------
 Fixed charges                                                  $2,307,832     $1,826,018    $2,318,274   $2,955,918    $3,115,412
                                                                ==========     ==========    ==========   ==========    ==========

RATIO OF EARNINGS TO FIXED CHARGES INCLUDING
 INTEREST ON DEPOSITS                                                 1.66 x         1.97 x        1.58 x       1.31 x        1.23 x

(1) Results of Bank One, Texas, NA are consolidated beginning October 1, 1991

(2) All prior period amounts have been restated for the pooling of interest of Liberty National Bancorp, inc.


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